Exhibit Index

AXP Bond Fund Inc.
File No. 2-51586/811-2503

Exhibit           Description


(h)(6). Copy of Transfer Agency Agreement between Registrant and American Express Client Service Corporation, dated
                  Feb. 1, 1999.

(p)(1).           Directors' Power of Attorney dated Jan. 14, 1999

(p)(2).           Officers' Power of Attorney dated March 1, 1999